UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2010

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

700 Hansen Way

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

3165 Porter Drive

Palo Alto, California 94304

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The employment of Cynthia M. Butitta, Chief Operating Officer and Chief Financial Officer of Telik, Inc. (the “Company”) ended on December 22, 2010.

(c) On December 22, 2010, the Board appointed Wendy Wee, the Company’s Vice President, Controller, as the Company’s principal financial officer and principal accounting officer.

Ms. Wee has served as the Company’s Vice President, Controller since August 1, 2005, and as the Company’s Senior Director, Corporate Controller since October 1, 2002. Previously, Ms. Wee served as controller to various technology and biotechnology companies. Ms. Wee holds a B.S. degree in business administration from San Jose State University and an M.B.A. degree from the University of Phoenix.

Ms. Wee and the Company are parties to the Company’s standard form of indemnity agreement, which requires the Company to indemnify Ms. Wee against certain expenses and other amounts incurred by Ms. Wee as a result of being made a party to certain actions, suits, and proceedings by reason of her position as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Dated: December 22, 2010

	By:	/S/ WILLIAM P. KAPLAN
William P. Kaplan
Vice President, General Counsel and
Corporate Secretary

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